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                                                                   EXHIBIT 99.10

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports on UBS Select Money Market Fund (one of the funds comprising UBS Money Series) and UBS LIR Money Market Fund, UBS LIR Government Securities Fund and UBS LIR Treasury Securities Fund (three of the funds comprising Liquid Institutional Reserves) dated June 12, 2003 in this Registration Statement
(Form N-1A No. 333-52965) of UBS Money Series and (Form N-1A No. 033-39029) of Liquid Institutional Reserves.



                                        ERNST & YOUNG LLP


New York, New York
August 25, 2003

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